Exhibit 99 - First Commonwealth Financial Corporation Press Release dated July 21, 2006

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	July 21, 2006	(724) 349-7220

First Commonwealth Announces Second Quarter 2006 Financial Results
Continues Expansion in Pittsburgh Region

Indiana, PA., July 21, 2006-First Commonwealth Financial Corporation (NYSE:FCF) reported financial results for the second quarter ended June 30, 2006.

Second Quarter Results

Net income was $12.2 million for the second quarter of 2006 compared to net income of $17.8 million for the second quarter of 2005.  Basic and diluted earnings per share were $0.18 for the second quarter of 2006 compared to $0.26 for the comparable period of 2005.  Return on equity was 9.39% and return on assets was 0.83% for the second quarter of 2006 compared to 13.55% and 1.15%, respectively for the second quarter of 2005.  The decrease in net income in the second quarter 2006 was due in large part to certain gains that were included in the second quarter 2005 results.  The second quarter of 2005 included a $3.1 million pre-tax gain on the sale of a branch office ($2.0 million after tax) and a $2.0 million gain on the sale of First Commonwealth's merchant services business ($1.3 million after tax).  Additionally, net interest income was $2.3 million lower in the second quarter 2006 than that of the 2005 period.  The provision for credit losses increased $1.3 million in the second quarter of 2006 compared to the second quarter of 2005 largely due to the deterioration of a single large commercial loan.  Total other expenses declined $1.9 million in the second quarter 2006 when compared to the second quarter of 2005.

In the second quarter of 2006, First Commonwealth continued its expansion in the Pittsburgh region through:

An agreement to acquire Laurel Capital Group, Inc., with total assets of $314 million, headquartered in Allison Park, Pennsylvania.  Laurel Capital Group is the parent company of Laurel Savings Bank which operates eight retail branches in Allegheny and Butler Counties, Pennsylvania.  The agreement was entered into in April 2006 and the merger is expected to be completed during the third quarter of 2006.

Opening a new branch office in the Pittsburgh-area market as well as beginning construction on two new branch offices and launching a significant renovation on an existing branch.

Year-to-Date Results

Net income for the first six months of 2006 was $25.2 million compared to $33.1 million for the same period of 2005.  The decline in net income resulted primarily from the reduction in net interest income as well as the inclusion of the gains mentioned above in the results for the six months of 2005.  The provision for credit losses increased $462 thousand in the first six months of 2006 compared to the same period of 2005 largely as the deterioration of a large commercial loan offset some improvements experienced elsewhere in the loan portfolio.  Total other expenses declined $2.5 million in the first six months of 2006 when compared to the first six months of 2005.  Basic and diluted earnings per share were $0.36 for the first six months of 2006 compared to $0.48 and $0.47, respectively for the first six months of 2005.  Return on equity and return on assets for the six months ended June 30, 2006 were 9.67% and 0.85% compared to 12.51% and 1.07%, respectively in the 2005 period.

Net Interest Income

Net interest income for the second quarter of 2006 decreased $2.3 million to $41.3 million from $43.6 million in the second quarter of 2005.  Second quarter 2006 net interest margin (net interest income as a percentage of average earning assets on a fully tax equivalent basis) increased three basis points (0.03%) to 3.31%, compared to 3.28% in the corresponding period last year.  The improvement in net interest margin was primarily due to a reduction in the average volume of interest bearing liabilities.  Due to the relatively flat yield curve First Commonwealth has limited the reinvestment of investment securities proceeds and reduced borrowings.  Additionally net interest margin improved in the second quarter of 2006 on lower earning asset levels due to the balance sheet changes that occurred in the fourth quarter of 2005.

Net interest income for the first six months of 2006 was $82.7 million compared to $88.6 million for the first six months of 2005.  Net interest margin decreased three basis points (0.03%) to 3.31% in the first six months of 2006 compared to the same period of 2005 on lower earning asset levels.

Other Income

Total other income for the second quarter of 2006 declined $6.0 million to $11.1 million from $17.1 million in the second quarter 2005 largely as a result of the above-mentioned gains on the branch sale, and on the sale of the merchant services business, as well as the absence of income generated from merchant services business during the first six months of 2005.

While year-to-date total other income decreased in 2006 primarily due to the above mentioned gains occurring in 2005, as well as the reduction in merchant discount income, service charges on deposits improved and are expected to continue to improve as fee schedules are increasing beginning September 2006.

Other Expenses

Total other expenses for the second quarter of 2006 decreased $1.9 million to $33.2 million from $35.1 million in the corresponding quarter last year.  Salaries and employee benefits declined $629 thousand in the second quarter 2006 from the second quarter 2005 level, reflecting a previously planned reduction of the workforce.

Other operating expenses declined $1.4 million with interchange expense declining $733 thousand in the second quarter of 2006 when compared to the second quarter of 2005 as a result of the sale of the merchant services business.  Advertising, promotion and professional fees comprised the majority of the remaining decreases.

Total other expenses decreased $1.7 million during the first six months of 2006 to $68.8 million.  While salaries and wages were lower in the 2006 period than those of the first six months of 2005, the decline was offset by the increased cost of certain benefits, mostly occurring in the first three months of 2006.  Other operating expenses decreased $2.5 million year-to-date in 2006 when compared to the same period of 2005.  Interchange expense totaling $1.4 million during the first six months of 2005 was eliminated in the 2006 period as a result of the above mentioned sale of First Commonwealth's merchant processing business in 2005.

Credit Quality and Provision for Credit Losses

As of June 30, 2006, total nonperforming loans (including loans past due 90 days but still accruing) increased to $30.9 million from the $26.6 million at June 30, 2005.  While nonaccrual loans increased $3.6 million since June 30, 2005, the increase in nonaccrual loans resulted primarily from one commercial credit relationship during the first quarter of 2006.  The remaining recorded balance is believed to be well secured, including partial government agency guarantees.

Included in the allowance for credit losses at June 30, 2006 was $2.6 million allocated for a large commercial loan that experienced unexpected deterioration.  Additionally First Commonwealth reclassified a $5.7 million watch list credit relationship to loans held for sale.  This reclassification resulted in a charge to the allowance for credit losses of $1.4 million to adjust the loan to fair value.  Net charge-offs reduced the allowance for credit losses by $1.9 million in the second quarter of 2006.  Consequently, the provision for credit losses was $4.3 million for the second quarter of 2006 compared to $3.0 million in the second quarter of 2005. Management believes that the allowance for credit losses is adequate to cover probable inherent losses at June 30, 2006.

Year-to-date provision for credit losses increased by $462 thousand from $4.7 million in the 2005 period compared to $5.2 million in the first six months of 2006.  Net charge-offs reduced the allowance by $4.3 million in addition to the above mentioned reduction related to the reclassification of the relationship to loans held for sale.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates 101 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company.  Financial services and insurance products are also provided through First Commonwealth Financial Advisors, Inc. and First Commonwealth Insurance Agency.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe First Commonwealth's future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."  Forward-looking statements speak only as of the date they are made.  Such risks and uncertainties include among other things:

-	Adverse changes in the economy or business conditions, either nationally or in First Commonwealth's market areas, could increase credit-related losses and expenses and/or limit growth.
-	Increases in defaults by borrowers and other delinquencies could result in increases in First Commonwealth's provision for losses on loans and related expenses.
-	Fluctuations in interest rates and market prices could reduce net interest margin and asset valuations and increase expenses.
-	Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.
-	Other risks and uncertainties described in First Commonwealth's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended		For the 6 Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Interest income	$81,693	$77,540	$161,474	$153,177
Interest expense	40,400	33,900	78,734	64,605
Net interest income	41,293	43,640	82,740	88,572
Provision for credit losses	4,298	3,000	5,206	4,744
Net interest income after provision for credit losses	36,995	40,640	77,534	83,828

Net securities gains	19	0	82	485
Trust income	1,481	1,456	2,875	2,781
Service charges on deposits	4,144	4,009	8,013	7,549
Gain on sale of branch	0	3,090	0	3,090
Gain on sale of merchant services business	0	1,991	0	1,991
Insurance commissions	595	903	1,314	1,743
Income from bank owned life insurance	1,414	1,355	2,789	2,676
Merchant discount income	0	882	0	1,721
Card related interchange income	1,391	1,216	2,689	2,303
Other income	2,022	2,247	3,600	4,250
Total other income	11,066	17,149	21,362	28,589

Salaries and employee benefits	17,235	17,864	36,592	36,162
Net occupancy expense	2,785	2,715	6,187	5,707
Furniture and equipment expense	2,915	2,759	5,682	5,629
Data processing expense	820	981	1,615	1,920
Pennsylvania shares tax expense	1,358	1,237	2,708	2,503
Intangible amortization	566	566	1,131	1,131
Other operating expense	7,543	8,950	14,900	17,413
Total other expenses	33,222	35,072	68,815	70,465
Income before income taxes	14,839	22,717	30,081	41,952
Applicable income taxes	2,613	4,879	4,917	8,895
Net income	$12,226	$17,838	$25,164	$33,057

Average shares outstanding	69,653,432	69,129,387	69,562,078	69,237,454
Average shares outstanding assuming dilution	70,037,609	69,693,693	69,978,210	69,858,133

Per Share Data:
Basic earnings per share	$0.18	$0.26	$0.36	$0.48
Diluted earnings per share	$0.17	$0.26	$0.36	$0.47
Cash dividends per share	$0.170	$0.165	$0.340	$0.330

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	JUNE 30,	DEC 31,
	2006	2005
Assets
Cash and due from banks on demand	$89,688	$84,555
Interest-bearing bank deposits	905	473
Federal funds sold	0	1,575
Securities available for sale, at market	1,681,139	1,851,986
Securities held to maturity, at amortized cost
(Market value $83,400 in 2006 and $89,804 in 2005)	82,720	87,757

Loans held for sale	4,436	1,276

Loans:
Portfolio loans	3,680,070	3,623,102
Unearned income	(83)	(119)
Allowance for credit losses	(39,020)	(39,492)
Net loans	3,640,967	3,583,491

Premises and equipment	63,832	60,860
Other real estate owned	1,930	1,655
Goodwill	122,702	122,702
Amortizing intangibles, net	14,120	15,251
Other assets	222,947	214,739
Total assets	$5,925,386	$6,026,320

Liabilities
Deposits (all domestic):
Noninterest-bearing	$507,021	$491,644
Interest-bearing	3,491,784	3,504,908
Total deposits	3,998,805	3,996,552

Short-term borrowings	654,315	665,665
Other liabilities	38,662	43,314

Subordinated debentures	108,250	108,250
Other long-term debt	613,991	691,494

Total long-term debt	722,241	799,744
Total liabilities	5,414,023	5,505,275

Shareholders' Equity
Common stock $1 par value per share	71,978	71,978
Additional paid-in capital	172,707	173,967
Retained earnings	319,740	318,569
Accumulated other comprehensive income (loss)	(23,515)	(9,655)
Treasury stock	(16,947)	(20,214)
Unearned ESOP shares	(12,600)	(13,600)
Total shareholders' equity	511,363	521,045
Total liabilities and shareholders' equity	$5,925,386	$6,026,320

Shares issued	71,978,568	71,978,568
Shares outstanding	70,636,584	70,377,916
Treasury shares	1,341,984	1,600,652
Book value per share	$7.24	$7.40
Market value per share	$12.70	$12.93

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Quarter To Date Average Balance Sheets and
Net Interest Analysis At June 30,
		2006			2005
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$813	$10	5.10%	$746	$7	3.46%
Tax free investment securities	281,696	3,230	7.08%	277,395	3,129	6.96%
Taxable investment securities	1,501,812	17,953	4.79%	1,873,475	19,586	4.19%
Federal funds sold	1,098	13	4.81%	15,768	120	3.04%
Loans, net of unearned income (b)(c)(d)	3,650,617	60,487	6.85%	3,593,934	54,698	6.30%
Total interest-earning assets	5,436,036	81,693	6.29%	5,761,318	77,540	5.64%

Noninterest-earning assets:
Cash	76,139			81,091
Allowance for credit losses	(38,685)			(41,419)
Other assets	436,011			433,934
Total noninterest-earning assets	473,465			473,606
Total Assets	$5,909,501			$6,234,924

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$580,267	$2,463	1.70%	$560,321	$1,150	0.82%
Savings deposits (e)	1,129,949	5,140	1.82%	1,341,923	4,892	1.46%
Time deposits	1,788,520	17,579	3.94%	1,607,808	13,037	3.25%
Short-term borrowings	594,735	6,622	4.47%	821,458	5,867	2.86%
Long-term debt	783,921	8,596	4.40%	859,624	8,954	4.18%
Total interest-bearing liabilities	4,877,392	40,400	3.32%	5,191,134	33,900	2.62%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	483,062			487,724
Other liabilities	26,941			27,856
Shareholders' equity	522,106			528,210
Total noninterest-bearing funding sources	1,032,109			1,043,790
Total Liabilities and Shareholders' Equity	$5,909,501			$6,234,924

Net Interest Income and Net Yield on Interest-Earning Assets		$41,293	3.31%		$43,640	3.28%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Average balance includes loans held for sale.
(c) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d) Loan income includes net loan fees.
(e) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Year To Date Average Balance Sheets and
Net Interest Analysis At June 30,
		2006			2005
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Time deposits with banks	$926	$24	5.22%	$854	$14	3.25%
Tax free investment securities	281,187	6,449	7.12%	274,188	6,182	7.00%
Taxable investment securities	1,537,970	36,141	4.74%	1,898,552	39,568	4.20%
Federal funds sold	2,622	59	4.59%	8,255	124	3.02%
Loans, net of unearned income (b)(c)(d)	3,650,784	118,801	6.77%	3,568,436	107,289	6.25%
Total interest-earning assets	5,473,489	161,474	6.21%	5,750,285	153,177	5.61%

Noninterest-earning assets:
Cash	76,968			80,050
Allowance for credit losses	(39,479)			(41,720)
Other assets	431,393			428,366
Total noninterest-earning assets	468,882			466,696
Total Assets	$5,942,371			$6,216,981

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$569,245	$4,376	1.55%	$561,231	$2,099	0.75%
Savings deposits (e)	1,154,828	10,122	1.77%	1,301,972	8,538	1.32%
Time deposits	1,781,022	34,068	3.86%	1,594,207	24,944	3.16%
Short-term borrowings	612,287	12,986	4.28%	868,478	11,425	2.65%
Long-term debt	790,405	17,182	4.38%	849,060	17,599	4.18%
Total interest-bearing liabilities	4,907,787	78,734	3.24%	5,174,948	64,605	2.52%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	481,904			483,214
Other liabilities	27,850			26,017
Shareholders' equity	524,830			532,802
Total noninterest-bearing funding sources	1,034,584			1,042,033
Total Liabilities and Shareholders' Equity	$5,942,371			$6,216,981

Net Interest Income and Net Yield on Interest-Earning Assets		$82,740	3.31%		$88,572	3.34%

(a) Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b) Average balance includes loans held for sale.
(c) Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d) Loan income includes net loan fees.
(e) Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands)

Asset Quality Data At June 30,
	2006	2005
Loans on nonaccrual basis	$14,785	$11,149
Past due more than 90 days	15,928	15,258
Renegotiated loans	166	179
Total nonperforming loans	$30,879	$26,586
Loans outstanding at end of period (a)	$3,684,423	$3,601,314
Average loans outstanding (year-to-date) (a)	$3,650,784	$3,568,436
Allowance for credit losses	$39,020	$41,404
Nonperforming loans as percent of total loans	0.84%	0.74%
Net charge-offs (year-to-date)	$4,291	$4,403
Reduction in allowance for credit losses due to transfer of
credit to held for sale	$1,387	$0
Net charge-offs as percent of average loans (annualized)	0.31%	0.25%
Allowance for credit losses as percent of average loans
outstanding	1.07%	1.16%
Allowance for credit losses as percent of nonperforming
loans	126.36%	155.74%
Other real estate owned	$1,930	$1,226

(a) Includes loans held for sale

Profitability Ratios
	For the Quarter Ended		For the 6 Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Return on average assets	0.83%	1.15%	0.85%	1.07%
Return on average equity	9.39%	13.55%	9.67%	12.51%
Efficiency ratio (FTE) (b)	59.36%	54.64%	61.84%	56.90%
Fully tax equivalent adjustment	$3,608	$3,404	$7,178	$6,671

(b) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis," plus "total other income."